AGREEMENT FOR PURCHASE AND SALE OF ASSETS



          THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS ("Agreement"), made as of the ______ day of April, 1996, by and between Earth Care Products of the Midwest, Inc., a Florida corporation ("Buyer"), and Duratech Industries, Inc., a Michigan corporation ("Seller"), Allen Cockrum, Mark Rogers and Michael Enden (collectively, the "Stockholders").


                      W I T N E S S E T H:

          WHEREAS, Buyer is a wholly-owned subsidiary of Earth Care Global Holdings, Inc., a Florida corporation ("ECGH"), which is a wholly-owned subsidiary of U.S. Plastic Lumber, Inc. (f/k/a Educational Storybooks International, Inc.), a Nevada corporation ("USI");

          WHEREAS, Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Assets (as hereinafter defined);

          WHEREAS, as a material inducement to Buyer to purchase the Assets of Seller, Stockholders, the stockholders of Seller, desire to make certain representations and warranties and agree to be bound by certain covenants and obligations as hereinafter provided; and

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   PURCHASE AND SALE OF ASSETS.

          1.1 Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Seller does hereby sell, convey, transfer, assign and deliver to Buyer, and Buyer does hereby purchase from Seller, all of the assets, properties and businesses of Seller, tangible or intangible, as the same shall exist on the date hereof (the assets being transferred hereunder are collectively referred to as the "Assets"), including without limitation, the following:

               (a) All machinery, tools, furniture, equipment, leasehold improvements and other tangible personalty owned by Seller, including without limitation those items described on Schedule 1.1(a) attached hereto and incorporated herein (collectively, the "Equipment");

               (b) All of Seller's inventory of merchandise, raw materials, plastics, work in process and finished goods, including without limitation those items described on Schedule 1.1(b) attached hereto and incorporated herein (collectively, the "Inventory");

               (c) All of Seller's other recyclable goods, including without limitation, any scrap aluminum and copper metals;

               (d) All licenses, consents and permits issued by any governmental authority which are assignable and which relate to the Seller or its business;

               (e) All warranties which the Seller may have received from manufacturers or suppliers as to any of the Assets;

               (f) All of Seller's customer lists, profile cards, telephone lists and mailing lists;

               (g) All formulae, mixes, secret processes and know how with respect to the manufacture and production of Seller's products, including without limitation, plastic lumber and reinforced plastic lumber;

               (h)  All accounts and notes receivable of Seller; and

               (i) All rights to the Seller's telephone numbers and Post Office Boxes, if any, and, in order to eliminate potential confusion with past customers of Seller, the name "Duratech Industries", including any trademarks, servicemarks or copyrights related thereto.

          1.2 Purchase Price. In full consideration for the Assets and the covenants in this Agreement, Buyer shall pay to Seller and Stockholders, an aggregate purchase price (the "Purchase Price") which is allocated and payable as follows:

               (a) An amount equal to Ten Thousand Dollars ($10,000) in cash and the issuance of 8,021 shares of USI Common Stock to Allen Cockrum at Closing (as defined in Section 8.1 hereof).

               (b) An amount equal to Ten Thousand Dollars ($10,000) in cash and the issuance of 4,251 shares of USI Common Stock to Mike Rogers at Closing.

               (c) An amount equal to Five Thousand Dollars ($5,000) in cash and the issuance of 2,500 shares of USI Common Stock to Mike Enden at Closing.

               (d) An amount equal to Sixteen Thousand Dollars ($16,000) payable in fourteen (14) monthly installments at $1,200 per month, with the first payment due at Closing and the issuance of 10,000 shares of USI Common Stock to Barry Hilligan at Closing.

               (e)  The issuance of up to One Hundred Fifty Thousand
(150,000) shares of Common Stock of USI in the form of a stock earn out ("Earn Out"), payable to Seller, based on the Net Sales of Buyer, if and when earned, as more fully set forth in Section 7.1 below.

               (f)  The assumption of liabilities set forth in Section 1.4.

          1.3 Allocation of Purchase Price. Buyer and Seller and Stockholders agree that they each will take the same position, as determined by Buyer in its reasonable discretion, with regard to the allocation of the purchase price (which may include allocations to the Employment Agreements, including the covenants not to compete contained therein, as provided by
Section 6.9 hereof) for tax purposes and will use such allocation in any and all tax returns or financial statements.

          1.4  Assumption of Certain Designated Liabilities.  At the
Closing and as part of the consideration for this transaction, the Seller shall assign to the Buyer all of its right, title and interest, and the Buyer shall assume as of the Closing Date and agree to pay when due and otherwise perform thereunder, all of Seller's obligations and liabilities which arise or relate to the period commencing on and after the Closing Date under those unfilled orders, contracts and other commitments for sale of Seller's products and services, as set forth on Schedule 1.4(a) attached hereto and incorporated herein (collectively, the "Work-in-process"). In addition, Buyer will assume:
(i) the Delinquent Taxes (as defined in Section 2.2 hereof), including the interest and penalties thereon as specifically set forth on Schedule 2.2 hereof; (ii) the Outstanding Bank Obligation (as defined in Section 2.5 hereof); (iii) up to One Hundred Thousand Dollars ($100,000) on the trade accounts payable set forth on Schedule 1.4(b) attached hereto and incorporated herein (collectively, "Accounts Payable"); (iv) the forklift leases with Citicorp Dealer Finance described on Schedule 1.4(c); and (v) the $5,400 obligation to Tom Vanderhurst. All liabilities to be assumed by Buyer pursuant to this Section 1.4 shall be referred to as the "Assumed Liabilities". The parties agree to work together to attempt to negotiate satisfactory negotiated settlements of such Accounts Payable in an effort to limit the total amounts payable on such Accounts Payable to such $100,000. In no event, however, shall Buyer's obligation with regard to Accounts Payable exceed $100,000 and Seller shall be responsible for any amounts in excess of such $100,000.

          1.5 No General Assumption of Liabilities. Except as specifically and unambiguously set forth in Section 1.4 and the related Schedules 1.4(a), 1.4(b) and 1.4(c) hereof, the Buyer does not and shall not assume any debts, obligations or liabilities of any nature whatsoever of the Seller arising before or after the date hereof or in connection with any of the Assets or the business of Seller.

          1.6 Payment of Certain Fees and Taxes. Seller agrees to pay recording costs and all sales, transfer and license taxes and fees payable upon the transfer to Buyer of the Assets to be conveyed pursuant to this Agreement. In addition, Seller shall be responsible for: (a) any business, occupation, withholding, or similar tax other than the Delinquent Taxes, (b) any taxes of any kind related to any period before the Closing Date (as hereinafter defined) other than the Delinquent Taxes, or, if the transactions contemplated by this Agreement are not consummated for any reason, any taxes for any period, or (c) all income tax liabilities imposed on Seller (including, without limitation, because of the sale of the Assets contemplated hereby), other than the Delinquent Taxes.

     2. REPRESENTATIONS AND WARRANTIES BY SELLER AND STOCKHOLDERS. Seller and Stockholders jointly and severally represent and warrant to Buyer that:

          2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Michigan, and has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it.

          2.2 Taxes. Except as provided on Schedule 2.2 (the "Delinquent Taxes"), within the times and in the manner prescribed by law, Seller has filed all foreign, federal, state, county and local tax returns required by law and has paid all taxes, assessments, and penalties (collectively, "Taxes") due and payable. There are presently no disputes as to taxes of any nature payable by Seller. There are no present or, to the best of Seller's knowledge and belief, potential disputes as to Taxes payable by Seller.

          2.3 Inventory. The Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of Seller's business. All items included in the Inventory are the property of Seller. No items included in the Inventory have been pledged as collateral or are held by Seller on consignment from others.

          2.4 Equipment. Schedule 1.1(a) to this Agreement is a complete and accurate schedule describing all the Equipment. The Equipment constitutes all tangible personal property necessary for the conduct by Seller of its business as now conducted. The Equipment is in good and operable condition, reasonable wear and tear excepted, except as described on Schedule 2.4.

          2.5 Title and Interests in Property. Seller has possession and good title to all the Assets and interest in Assets being purchased hereunder, whether personal, mixed, tangible or intangible, which, together with assets leased by Seller under leases disclosed to Buyer in the schedules to this Agreement, constitute all the assets and interests in assets that are required in the businesses of Seller as now conducted. Except for the lien from Union Bank and Citicorp Dealer Finance, all of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, options, charges, encumbrances, claims or security agreements. The present amounts owing to Union Bank (the "Outstanding Bank Obligation") and Citicorp Dealer Finance are set forth on Schedule 2.5 hereto, together with a listing of all documents, agreements, promissory notes and other instruments relating to such matters. There are no outstanding agreements or commitments of any nature obligating Seller to transfer the Assets to any other party. Upon the sale, transfer and assignment of the Assets hereunder, there shall be vested in Buyer good and valid title to all of the Assets free and clear of any lien, security interest, encumbrance or restrictions, except for any related to the Outstanding Bank Obligations, Citicorp Dealer Finance, the Delinquent Taxes and items for taxes not yet due and payable (together, the "Permitted Items").

          2.6 Legal Compliance. Seller has complied with, and is not in violation of, applicable federal, state and local statutes, laws and regulations (including, without limitation, any applicable environmental, safety and health, building, zoning, or other law, ordinance, or regulation) affecting its employees, the operation of its business or the Assets (collectively, "Laws"). Seller has not received notice of any violation of any Laws and there are no such violations.

          2.7 Litigation. Except as set forth on Schedule 2.7, there is no suit, claim, audit, action, arbitration, or legal, administrative, or other proceeding, or non-insured workmen's compensation claim, or governmental investigation pending or, to the best of Seller's knowledge, threatened against (including those involving Seller as plaintiff) Seller, its business or the Assets. Seller is not a party or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any aspect of its business. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

          2.8 Violations. Except as set forth on Schedule 2.8, the consummation of the transactions contemplated by this Agreement and the other documents and instruments required to be delivered herein will not result in or constitute any of the following: (a) a violation of any provision of the articles of incorporation, bylaws or other governing documents of Seller; (b) to the best of Seller's knowledge, a violation of any provisions of any Law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Seller or Stockholders are a party or by which any of them or the property of any of them is bound, except as otherwise provided herein or in any Exhibits hereto; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller, except as otherwise provided herein or in any exhibits hereto; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of Seller.

          2.9 Legal Authority. Seller and Stockholders have the right, power, legal capacity, and authority to enter into and perform its or their obligations under this Agreement and all documents delivered in connection herewith, and this Agreement constitutes, and each document or instrument to be executed by Seller or Stockholders pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligation of Seller enforceable in accordance with its terms. The execution and delivery of this Agreement and of each document or instrument to be executed by Seller or Stockholders, as the case may be, pursuant to the terms hereof, has been duly authorized by Seller's Board of Directors and stockholders.

          2.10 Licenses and Permits. Schedule 2.10 is a schedule of all licenses, consents and permits issued by any governmental authority used in connection with the operation of Seller's business. All such licenses, consents and permits have been duly and validly issued and are in full force and effect.

          2.11 Consents. Except as set forth on Schedule 2.11, no consent, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by Seller or Stockholders, and the consummation by Seller and Stockholders of the transactions provided for herein.

          2.12 Prepaid Work-in-Process. Schedule 1.4(a) to this Agreement is a complete and accurate listing of all payments received on account of or relating to Work-in-process.

          2.13 Common Shares.  With regard to all shares of USI Common
Stock to be issued to Seller or the Stockholders hereunder, including any such shares issued pursuant to the Earn Out (collectively, "Shares"), Seller and Stockholders understand and represent and warrant the following:

               (a) Buyer has made available to Seller and Stockholders, or their designated representatives, during the course of this transaction and prior to the receipt of the Common Stock of USI referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of ECGH and USI (collectively, the "Issuer Group") concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Issuer Group, to the extent that the Issuer Group or their respective officers and directors possess such information or can acquire it without unreasonable effort or expense. The Issuer Group has also made available to the Seller and Stockholders for inspection, documents, records, books and other written information about the Issuer Group, its business and this investment. Without limiting the generality of the foregoing, on or before April 1, 1996, the Seller and each Stockholder acknowledges that they have received and reviewed USI's Limited Offering Memorandum dated March 7, 1996 and the related financial statements (the "Memorandum").

               (b)  Seller and Stockholders understand and represent that:
(i) the Seller and Stockholders must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, and therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Seller and Stockholders are receiving their Shares for investment for the benefit of the Seller and Stockholders, not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Seller and Stockholders agree not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

               (c) The Seller and Stockholders, either alone or together with their independent advisors, have such knowledge and expertise in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares. Each of the Stockholders is familiar with the type of business conducted by the Issuer Group and represents that he is principally engaged in a business that is in the same line of business as the Issuer Group, e.g., the manufacture and sale of recycled plastic products.

               (d) The Seller and Stockholders are aware that an investment in the Shares is highly speculative and subject to substantial risks. The Seller and Stockholders are capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of their investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time.

               (e) The Stockholders are residents of the State of Michigan and the Seller is domiciled in Michigan.

          2.14 Assets in Possession of Others.  Except as set forth on
Schedule 2.14, Seller does not hold title to or ownership of any Assets in the possession of others.

          2.15 Accounts and Notes Receivable. Set forth on Schedule 2.15 is a list of all accounts and notes receivable of the Seller as of February 29, 1996. Except as set forth on Schedule 2.15, all such accounts and notes receivable, and all accounts and notes receivable accruing subsequently to such date (except those which have been collected since February 29, 1996), are (a) valid, genuine and subsisting, (b) subject to no defenses, set-offs, counterclaims, security interest or other encumbrances except to the extent of a provision for a reserve, and (c) collectible in the ordinary course of business. All accounts receivable of Seller in existence on the Closing Date will be paid in full, net of applicable reserves as set forth on Schedule 2.15, on or before 180 days after the Closing Date.

          2.16 Undisclosed Liabilities.  Except as set forth on Schedule
2.16 and the Assumed Liabilities, Seller does not have any liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise (collectively, "Liabilities"), and there is no basis for any claim against Seller for any such Liability except to the extent reflected on Schedule 2.16.

          2.17 Real Property.

               (a) Schedule 2.17 contains a list and brief description of all real property leased by Seller and the improvements (including buildings and other structures) located on such real property (including a brief description of the use to which such property is being employed and the termination date or notice requirement with respect to termination, annual rental and renewal or purchase options) (the "Real Property"). Seller does not own any Real Property. Seller has no written leases for Real Property. Seller (or the lessor under the relevant lease), has legal and valid occupancy permits and other required licenses or government approvals for each of the properties and premises leased, used or occupied by Seller. Except as set forth on Schedule 2.17, Seller has good and marketable title or a valid leasehold interest, free and clear of all claims, to each improvement, fixture and item of equipment located in or on each of the properties and premises leased, used or occupied by it, except for Permitted Liens. Each such lease is legal, valid and binding as between Seller, and the other party or parties thereto and Seller is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Each rental and other payment due thereunder has been duly made; each act required to be performed has been duly performed; and no act forbidden to be performed has been performed thereunder. Except as set forth on Schedule 2.17 hereto, as of the date of this Agreement Seller has not received any notice of, nor does Seller or any Stockholder have any knowledge of (i) any violations (collectively, "Violations", and individually, a "Violation") of any applicable law or requirements of any federal, state or municipal department or agency having jurisdiction against or affecting the Real Property or the construction, management, ownership, maintenance, operation, use, improvement, acquisition or sale thereof (including, without limitation, building, health, safety, zoning and environmental Laws) (collectively, "Legal Requirements") whether or not officially noted or issued or (ii) any condition relating to the Real Property which, to the best knowledge of Seller or the Stockholders, would constitute a Violation. The Real Property is and on the Closing Date shall be in full compliance with any and all applicable Legal Requirements in any way pertinent or relating to the acquisition, operation, management, maintenance, use, improvement, sale, and ownership of the Real Property.

               (b) To the best of Seller's and Stockholders' knowledge, there is no (i) pending or contemplated annexation or condemnation or similar proceedings affecting, or which may affect, all or any portion of the Real Property (ii) proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Real Property or (iii) proposed change in road patterns or grades which may adversely affect access to any roads providing a means of ingress to or egress from the Real Property.

               (c)  Except for one underground storage tank described in
Schedule 2.17, the Real Property now leased by Seller, or any predecessor thereof or, to Seller's and Stockholders' knowledge, ever owned or leased by Seller or any predecessor thereof (including all improvements thereon) does not contain any underground storage tanks, asbestos, polychlorinated biphenyls, solid wastes or hazardous substances as such terms may be defined by all applicable federal, state and local environmental protection laws and regulations ("Environmental Laws"). No part of the Real Property now leased by Seller or any predecessor thereof or, to Seller and Stockholders' knowledge, ever owned or leased by Seller or any predecessor thereof has been listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or on a registry or inventory of inactive hazardous waste sites maintained by any state and Seller has not received any notices that it is a potentially responsible person under such Act or any similar law with respect to any hazardous waste site.

               (d) The Real Property has adequate water and sewer supply for the present and contemplated future use of the Real Property and all sewer and water supply facilities required for the present and contemplated future use of the Real Property are properly and fully installed and operating. All other public or private utilities necessary for the operation of the Real Property for its present and contemplated future use are properly and fully installed and operating. There has been no damage to any portion of the Real Property caused by fire or other casualty which has not been fully repaired or restored. All oil and/or gas burners, incinerators, furnaces and other fuel burning devices at the Real Property comply with all applicable Laws, including, without limitation, all air pollution and Environmental Laws.

          2.18 Labor Relations; Employees. The total number of full-time employees and part-time employees of Seller is set forth on Schedule 2.18. Seller has generally enjoyed a good employer-employee relationship with its employees. Schedule 2.18 contains a list of all current officers, managers, directors, employees, consultants and independent contractors of Seller who during the past calendar year received, or are expected to receive in the current calendar year, aggregate remuneration (bonus, benefits and salary) in excess of $25,000 from Seller, together with the current job title and aggregate remuneration rate (salary, bonus and benefits) for each such person. To the best of Seller's and Stockholders' knowledge, no such person will resign or retire in the near future. Upon termination of the employment of any employee by Buyer, neither Buyer nor Seller shall incur any liability for any severance or termination pay, pension or profit-sharing benefit or other similar payment for periods prior to the Closing Date other than any unemployment compensation payments, which shall be the responsibility of Seller. Seller has not engaged in any unfair labor practice, there is no unfair labor practice or similar complaint against Seller pending before the National Labor Relations Board or similar authority or strike, dispute, slowdown or stoppage pending or threatened against or involving Seller or any complaint pending before the EEOC or any comparable federal, state or local fair employment practices agency and none has occurred during the last 3 years except as set forth on Schedule 2.18. No union organization efforts are pending, nor have any occurred during the past year, at any facility of Seller and no collective bargaining agreement is currently in effect or being negotiated by Seller. Seller has complied with all Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment, safety, collective bargaining and the payment of social security and similar taxes.

          2.19 Employee Benefit Plans. The Seller has no employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which Seller has any obligation or liability, or under which any employee or former employee of Seller has any rights to benefits (the "Benefit Plans").

          2.20 Customers and Suppliers. Schedule 2.20 is a true and complete list of all customers over $2,500 and the ten largest suppliers of Seller during the period specified thereon, showing, with respect to each the name and address, dollar volume involved, the percentage of the Seller's business which each such customer and supplier represented and nature of the relationship (including the principal categories of products bought and sold). Seller is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers in the ordinary course of its business. Seller is not engaged in any material disputes with its customers and suppliers. To the best knowledge of Seller and the Stockholders, there has not been any loss or threatened loss of any customer, supplier, distributor, account or product line of Seller nor is any customer or supplier considering termination, non-renewal or any adverse modification of its arrangements with the Seller.

     3. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer and USI represent and warrant that:

          3.1 Organization and Good Standing. Buyer is a Florida corporation, duly organized, validly existing, and in good standing under the laws of Florida. Buyer has all necessary powers to own its properties and carry on its business as now owned and operated by it.

          3.2 Legal Authority. Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes, and each document or instrument to be executed by Buyer pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligation of Buyer, enforceable in accordance with its terms. The execution and delivery of this Agreement by Buyer has been, and the execution and delivery of each document or instrument to be executed by Buyer pursuant to the terms hereof will be, duly authorized by all necessary action.

          3.3 Violations. Except as set forth on Schedule 3.3, the consummation of the transactions contemplated by this Agreement and the other documents and instruments required to be delivered herein will not result in or constitute any of the following: (i) a violation of any provision of the articles of incorporation, bylaws or other governing documents of Buyer; (ii) to the best of Buyer's knowledge, a violation of any provision or any Law or of any writ or decree of any court or governmental instrumentality; (iii) a default or any event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Buyer is a party or by which it or the property of it is bound, except as otherwise provided herein or in any Schedules hereto; (iv) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer, except as otherwise provided herein or in any exhibits hereto; or (v) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of Buyer.

          3.4 Available Information. Buyer acknowledges that Seller and the Stockholders are relying on the information contained in the Memorandum. Such information is true and correct in all material respects as of the date of such Memorandum.

     4.   OBLIGATIONS OF THE PARTIES BEFORE CLOSING.

          4.1  Rights of Access.

               (a) Each of USI and Buyer, and their respective counsel, employees, accountants, and other representatives shall have full access to all properties, books, accounts, records, contracts, files, correspondence, tax records and documents of or relating to Seller or the Assets. Seller shall, at its sole cost and expense, promptly furnish or cause to be furnished to Buyer, USI and their representatives all data and information concerning such businesses, assets, finances, and properties of Seller that may be requested. Buyer and USI, at their cost, shall have the right to cause its agents to conduct such reviews and investigations as Buyer and USI deem necessary or advisable. Buyer and USI shall have the right to consult with the accountants for Seller and said accountants are hereby authorized to disclose all information in their possession to Buyer and USI with respect to Seller and the assets and businesses being purchased hereunder.

               (b) Buyer and USI agree that, unless and until the Closing has been consummated, Buyer and USI and their respective officers, directors, and other representatives will hold in strict confidence all data and information obtained in connection with this transaction or Agreement, with respect to the businesses of Seller and none of such information and data which is confidential and proprietary in nature will be used in any manner other than in connection with the consummation of the transaction contemplated in this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer or USI will return to Seller all data and information made available to Buyer or USI in connection with this transaction. Seller understands that, notwithstanding the foregoing, any data or information Buyer or USI receives from Seller or Stockholders that: (i) is rightfully received by Buyer or USI from a third party that is not subject to any disclosure restrictions; (ii) is independently developed by employees of Buyer or USI who have not had access to such data or information; (iii) is or becomes publicly available through no wrongful act of the Buyer or USI; or (iv) is already known by the Buyer or USI as evidenced by documentation bearing a date prior to the date of disclosure, shall not be subject to the restrictions on use or disclosure contained in this Section 4.1.

          4.2 Continuation of Business. Seller will carry on its businesses and activities diligently and in the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation that will vary from those methods used by Seller as of the date of this Agreement.

          4.3 Specific Acts. Prior to Closing, Seller and Stockholders will use their respective, reasonable best efforts, without making any commitments on behalf of Buyer, to preserve Seller's business intact, including, without limiting the generality of the foregoing:

               (a) do or cause to be done all things necessary to preserve and keep in full force and effect Seller's corporate existence as described in Section 2.1 and all franchises, rights and privileges, goodwill, assets, real and personal property, operations, licenses, permits, approvals, businesses and prospects, and comply with the requirements of all Laws and all rules, regulations and orders of all regulatory agencies and authorities having jurisdiction over Seller, its business, assets or its properties;

               (b) prior to the date upon which penalties or interest attach thereto, pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments and governmental charges or levies imposed upon Seller or upon Seller's income or property except those for which a dispute exists or the claim for which may be questionable provided that such matters are contested in good faith by appropriate proceedings, and are disclosed to Buyer and the Delinquent Taxes set forth on Schedule 2.2 (provided the amount of such Delinquent Taxes shall not increase);

               (c) promptly notify Buyer in writing of any actual or threatened investigation, claim, action, suit or proceeding, and any administrative or governmental actions, suits or claims which are commenced against, by or relating to Seller the Assets or this Agreement before any court or any governmental department, commission, board, bureau, agency or instrumentality;

               (d) refrain from knowingly doing any act or omitting to do any act, or knowingly permit any act or omission to act, which will cause a breach of any agreement to which Seller is bound or a failure of performance of any obligation of Seller;

               (e) continue to employ the employees of Seller, and promptly notify Buyer if Seller has reason to know that any employee does not plan to continue in his respective position of employment at any time after the date of this Agreement;

               (f) preserve each of Seller's existing relationships with suppliers, customers and others having material business relationships with any of them; and

               (g) to keep the Assets in good working order and repair, reasonable wear and tear excepted, and perform all necessary repairs, maintenance, and replacements.

          4.4  Insurance.  With respect to the Assets and until 12:01 a.m.
on the day immediately following the Closing Date Seller will keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it.

          4.5 Prohibited Acts. Seller shall not, without Buyer's prior written consent, do, or agree to do, any of the following acts:

               (a) transfer, sell, assign or otherwise dispose of any of its Assets other than in the ordinary course of its business, provided Seller shall dispose of none of the Assets in such manner other than Inventory;

               (b) assume, guarantee, endorse or become liable on, or agree to repurchase the obligation of any person, firm or corporation, or suffer to exist any such assumption, guarantee, endorsement, liability or repurchase agreement except for the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or

               (c) make any loan or advance to, or make any investment in, any person, firm or corporation whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, or create any Account Receivable, except in the ordinary course of business.

          4.6 Business Documentation. At the request of Buyer, Seller will document and describe any of its business procedures specified by Buyer, in form and content satisfactory to Buyer in Buyer's sole and absolute discretion.

          4.7 Discussions with Others. Neither Seller nor Stockholders will permit or authorize any officer, director, employee or representative of Seller to solicit or encourage inquiries (including by way of furnishing information) or the making of any proposal which is reasonably expected to lead to any acquisition or purchase of any portion of the Assets or any merger or consolidation of Seller with any third party.

          4.8 Pursuit of Consents. Commencing on the date hereof and continuing to the Closing, Seller and Stockholders shall use their respective, reasonable best efforts and due diligence to obtain all consents, approvals and estoppel letters necessary for the lawful consummation of the transactions contemplated hereby, including the consents of Union Bank and Citicorp Dealer Finance. Buyer shall cooperate in all reasonable respects to enable Seller to obtain the necessary consents.

          4.9 Update of Schedules. Seller shall update all schedules and exhibits referred to in Section 2 hereof, including the prepaid Work-in-process schedule provided in Section 2.12, through and as of the Closing Date, and shall deliver such updated schedules and exhibits to Buyer.

     5. BULK TRANSFER. Seller shall not be required to comply with any applicable Bulk Transfer Law in respect to the transactions contemplated by this Agreement. The Seller and Stockholders shall, jointly and severally, indemnify, defend, and hold harmless the Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies (other than with respect to the Assumed Liabilities), including, but not limited to, interest, penalties, and attorneys' and paraprofessional fees and disbursements (including, but not limited to, any attorneys' and paraprofessional fees and disbursements incident to any appeals), that it shall incur or suffer, which arise, result from, or relate to failure by the Seller to comply with any such applicable Bulk Transfer Law. Seller reserves the right to contest in good faith any claims made pursuant to such laws.

     6.   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.

          6.1 General. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 6. Buyer may waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller or Stockholders shall be in default of any of their representations, warranties, or covenants under this Agreement. Written notice of all waivers by Buyer, if any, shall be delivered to Seller at or before the Closing.

          6.2 Renewal of Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Seller and Stockholders in this Agreement or in any written statement that shall be delivered to Buyer by any of them under this Agreement shall be true on and as of the Closing Date as though made at that time. No written statement contrary to the representations and warranties herein shall result in or cause the waiver of any or all of Seller's or Stockholders' representations and warranties herein.

          6.3 Performance of Covenants. Seller and Stockholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

          6.4 Adverse Changes. During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of Seller or the value of the Assets, or any increase in the amount of liabilities to be assumed by Buyer pursuant to Section 1.4 hereof. If any of the Assets to be transferred or conveyed to Buyer pursuant to this Agreement is damaged or destroyed by fire or other casualty prior to the Closing Date and the aggregate amount of all such damage or destruction equals or exceeds $20,000, Buyer may terminate this Agreement and all parties shall thereupon be relieved of liability under this Agreement, or Buyer may elect to close and accept in lieu of any diminution in the purchase price the insurance proceeds payable with respect to the damage; provided, however, that Buyer shall be required to make one of these elections in such case.

          6.5 Performance Certificate. Buyer shall have received a certificate, dated the Closing Date, signed and verified by Seller's President certifying, in such form and detail as Buyer and its counsel may reasonably request, that the conditions specified in Article 6 of this Agreement have been fulfilled.

          6.6 Due Authorization. The execution and delivery of this Agreement by Seller and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller, all in form and substance satisfactory to Buyer and its counsel.

          6.7 Consents. All necessary agreements and consents of any person to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it shall have been obtained by Seller at its sole cost and expense and delivered to Buyer in form and substance satisfactory to Buyer and its counsel.

          6.8 Corporate Documentation. Buyer shall have received the following with respect to Seller:

               (a) Certificate of good standing (as of a date not more than five (5) days prior to the Closing Date) from the Secretary of State of Michigan or oral confirmation from such authority acceptable to Buyer; and

               (b) A certificate executed by Seller's secretary, dated as of the Closing Date, with respect to the incumbency of its officers and attesting to the validity and accuracy of Seller's articles of incorporation and by-laws.

          6.9 Employment Agreement. Buyer and Allen Cockrum, Mark Rogers and Michael Enden shall have executed and delivered an Employment Agreement as of the Closing Date in the forms attached hereto as Exhibits 6.9(a), (b) and
(c), which Employment Agreements also contain a covenant not to compete.

     7.   POST-CLOSING OBLIGATIONS.

          7.1 Earn Out. The Earn Out shall be payable upon the occurrence of certain events. A payout of 75,000 shares of the common stock of USI shall be issued to the Seller (or, subject to compliance with applicable state and federal securities laws, its assigns) in the event that Buyer achieves net sales of products manufactured at the Lake Odessa, Michigan facility or any successor location (the "Michigan Facility") of at least $1,500,000 for any trailing twelve (12) month period ending not later than April 30, 1999 and commencing not earlier than May 1, 1996 (the "Measuring Period"). In the event that the net sales of Buyer reach $2,000,000 during this Measuring Period, then the Seller (or, subject to compliance with applicable state and federal securities laws, its assigns) is entitled to be issued an additional payout of 75,000 shares of USI's common stock. Any such shares shall be issued within thirty (30) days of receipt by Buyer of a report from its regularly engaged accountants confirming that the appropriate net sales amounts have been achieved during the Measuring Period. Stockholders shall have access to the financial books and records of Buyer solely for the purpose of determining whether such Earn Out net sales numbers have been achieved and upon written notice from the Stockholders that they believe such Earn Out net sales numbers have been achieved, Buyer shall instruct its regularly engaged accounts to examine such net sales and to use all reasonable efforts to issue a report to Buyer within thirty (30) days of the Stockholders' notice to Buyer with respect to such net sales. Net sales shall be calculated in accordance with generally accepted accounting principles, except that for purposes hereof net sales shall include only those sales for which payment has been received by Buyer; provided, however, such collection requirement shall not apply with respect to net sales by USI or any of its affiliated entities (other than the Buyer) of products manufactured at the Michigan Facility. If USI at any time subdivides by any stock split or stock dividend its outstanding shares of common stock into a greater number of shares, then the number of shares of USI common stock subject to this Section 7.1 shall be proportionately increased. If USI at any time combines by any reverse stock split or similar mechanism its outstanding shares of common stock into a smaller number of shares, then the number of shares of USI common stock subject to this Section 7.1 shall be proportionately decreased.

          7.2  Registration Rights.

               (a) Definitions. As used in this Section 7.2, the following terms shall have the following respective meanings:

                    (1) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                    (2) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                    (3)  "Securities Act" means the Securities Act of
1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                    (4) "Registration Statement" means a registration statement filed by USI with the Commission for a public offering and sale of securities of USI (other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                    (5) "Registration Expenses" means the expenses described in Section 7.2(d).

                    (6) "Registrable Shares" means the shares of Common Stock comprising the Shares offered hereunder, and any other shares of Common Stock issued or issuable in respect of the shares of Common Stock comprising the Shares offered hereunder (because of stock splits, stock dividends, reclassification, recapitalizations, or similar events, if applicable); provided, however, that the shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

               (b)  Piggyback Registration.

                    (1) Whenever USI proposes to file a Registration Statement (other than with respect to the registration of USI's Series A or Series B Common Stock Purchase Warrants and the shares of Common Stock underlying such Warrants) and at any time thereafter and from time to time, it will, prior to such filing, give written notice to all holders of the Registrable Shares of its intention to do so and, upon the written request of a holder or holders given within ten (10) days after USI provides such notice (which request shall state the intended method of disposition of such Registrable Shares), USI shall use its best efforts to cause all Registrable Shares which USI has been requested by such holder or holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such holder or holders; provided that USI shall have the right to postpone or withdraw any registration effected pursuant to this Section 7.2(b) without obligation to any holder.

                    (2)  In connection with any offering under this
Section 7.2 involving an underwriting, USI shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between USI and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by USI. If in the opinion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then USI shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares (either alone or in conjunction with the registration of shares of Common Stock held by other stockholders of USI) who have requested registration shall participate in the underwriting pro rata based upon the combined ownership of the Registrable Shares (or in any other proportion as agreed upon by all holders of Registrable Shares) together with the total number of shares of Common Stock owned by other stockholders for whom USI has otherwise undertaken to register shares.

               (c) Registration Procedures. If and when USI is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, USI shall:

                    (1)  file with the Commission a Registration
Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                    (2) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of up to 120 days from the effective date;

                    (3) furnish to each holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the holder; and

                    (4) use its reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the holder shall reasonably request, and do any and all other acts and things that may be necessary to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the holder; provided, however, that USI shall not be required in connection with this Section 7(c)(4) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                    If USI has delivered preliminary or final prospectuses to the holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, USI shall promptly notify the holders and, if requested, the holders shall immediately cease making offers of Registrable Shares and return all prospectuses to USI. USI shall promptly provide the holders with revised prospectuses to permit the holders to resume making offers of the Registrable Shares.

               (d) Allocation of Expenses. USI will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the holders requesting such registration (other than as a result of information concerning the business or financial condition of USI which is made known to the holders after the date on which such registration was requested), the requesting holders shall pay any incremental increase in the Registration Expenses of such registration as a result of the inclusion of their Registrable Shares pro rata in accordance with the number of their Registrable Shares included in such registration.
For purposes of this Section 7.2, the term "Registration Expenses" shall mean all expenses incurred by USI in complying with this Section 7.2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for USI, state Blue Sky fees and expenses, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of the holders' own counsel and accountants, which shall be borne by such holders.

               (e) Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act, pursuant to this Agreement, USI will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and USI will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that USI will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to USI by or on behalf of such seller, underwriter or controlling person for use in the preparation thereof, or as a result of the failure of any seller, or agent of any seller, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

                    In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless USI, each of its directors and officers and each underwriter (if any) and each person, if any, who controls USI or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which USI, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each seller of the Registrable Shares will reimburse USI, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonable incurred by USI, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished to USI by or on behalf of such seller, for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

                    Each party entitled to indemnification under this
Section 7.2(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.2(e). The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

               (f)  Information by Holder.  Each holder of Registrable
Shares included in any registration shall furnish to USI such information regarding such holder and the distribution proposed by such holder as USI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.2(f).

               (g)  "Stand-Off" Agreement.  Each holder of Registrable
Shares, if requested by USI and an underwriter of Common Stock or other securities of USI, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of USI held by such holder for a specified period of time (not to exceed 180 days) before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to USI and such underwriter. USI may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

     8.   THE CLOSING.

          8.1 Time and Place. The transfer of the Assets by Seller to Buyer (the "Closing") shall take place at the office of counsel for Buyer, Proskauer Rose Goetz & Mendelsohn LLP, at One Boca Place, 2255 Glades Road, Suite 340 West, Boca Raton, Florida 33431 at 10:00 a.m. local time, on the third business day following satisfaction or waiver of all conditions precedent to Buyer's obligations or at such other time and place as the parties may agree to in writing; but in no event later than April 30, 1996, unless otherwise extended by mutual agreement of the parties (the "Closing Date").

          8.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel:

               (a) A certificate executed by the President of Seller, and each of the Stockholders, dated the Closing Date, certifying that Seller's and Stockholders' representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though his representation and warranty had been made on that date;

               (b)  Each of the documents and certificates referred to in
Article 6 hereof, including without limitation, the Employment Agreements;

               (c) Such other deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be effective to vest in Buyer all of Seller's rights, title and interests in and to the Assets; and

               (d) All contracts and copies of all documents, instruments, books, records and data of Seller relating to the Assets.

          Simultaneously with the consummation of the transfer of the Assets, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

          Seller and Stockholders, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

          8.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller or its agents the following against delivery of the items specified in
Section 8.2:

               (a) A certificate executed by the President or Chief Executive Officer of Buyer, dated the Closing Date, certifying that all Buyer's representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though each representation and warranty had been made on that date.

               (b) That portion of the Purchase Price which is payable at Closing in accordance with Section 1.2 hereof, including certificates representing shares of the Common Stock of USI issued in the name of the appropriate stockholders.

     9.   TERMINATION.

          9.1 Termination of Agreement and Abandonment of Purchase. Anything herein to the contrary notwithstanding, this Agreement and the purchase contemplated hereby may be terminated as follows, and in no other manner:

               (a)  at any time by mutual consent of Seller and Buyer;

               (b) by Buyer, at any time in the event of any breach of a representation, warranty or covenant by Seller or Stockholders; provided Buyer notifies Seller of such breach and Seller or Stockholders do not cure such breach to the satisfaction of Buyer within 5 days after notice thereof;

               (c) subject to earlier termination pursuant to the provisions of Section 6.4 hereof, by Buyer, if by April 30, 1996 the transactions contemplated by this Agreement have not otherwise been consummated, unless due to the failure by Buyer to perform its covenants and obligations under this Agreement; or

               (d) by Seller, if by April 30, 1996 the transactions contemplated by this Agreement have not otherwise been consummated, unless due to the failure by Seller to perform its covenants and obligations under this Agreement.

          9.2 Results of Termination. Any termination of this Agreement shall operate as a complete release and extinguishment of all liabilities and obligations of each party to any other party to this Agreement; provided, however, that any termination pursuant to Sections 8.1(b), 8.1(c) or 8.1(d) due to either a breach by Seller or Stockholders or the failure by Buyer or Seller or Stockholders to perform any of their respective covenants or obligations hereunder (the party breaching or failing to perform shall be referred to as the "Failing Party") shall not affect the rights of the non-Failing Party to pursue all of its rights and remedies for breach of this Agreement by the Failing Party. Any termination of this Agreement pursuant to
Section 6.4 hereof shall not be deemed to result from a breach of this Agreement.

     10.  OBLIGATIONS AND OTHER TRANSACTIONS AFTER CLOSING.

          10.1 Indemnification.

               (a) Seller and Stockholders, jointly and severally, shall indemnify, defend, and hold harmless Buyer from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, but not limited to, interest, penalties, and reasonable attorneys' and paraprofessional fees and disbursements (collectively, "Losses"), that Buyer shall incur or suffer, which arise, result from, or relate to: (i) any breach of, or failure by Seller or Stockholders to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any exhibit, or other instrument or document furnished or to be furnished by Seller or Stockholders under this Agreement, (ii) the operation of Seller's business prior to the Closing Date, including any customer complaints which were based on work performed prior to the Closing Date or (iii) any liability of Seller or Stockholders not expressly assumed hereunder, including any liability affecting the Assets as a result of any applicable Bulk Transfer Law or the termination of Seller's or Stockholders' employees pursuant to Section 10.2 hereof, but excluding the Assumed Liabilities. Notwithstanding the foregoing, Seller and the Stockholders shall not be liable for any indemnification obligation hereunder until the amount of Buyer's Losses exceeds Ten Thousand Dollars ($10,000) in the aggregate (the "Basket"); provided, however, such Basket shall not apply to any intentional breach of a representation or warranty or to any breach of any covenant or agreement of Seller or the Stockholders hereunder.

               (b) Buyer shall indemnify, defend and hold harmless Seller and Stockholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, but not limited to, interest, penalties, and reasonable attorneys' and paraprofessional fees and disbursements, they shall incur or suffer, which arise, result from, or relate to: (i) any breach of, or failure to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any exhibit, or other instrument or document furnished or to be furnished by Buyer under this Agreement, (ii) any Assumed Liabilities, or
(iii) the conduct of the business of Buyer after the Closing Date.

               (c) A party seeking indemnification hereunder shall promptly notify the other of the existence of any claim, demand or other matter to which the other's indemnification obligations would apply, and if a third party claim is reasonably and in good faith disputed by such party shall give it or them a reasonable opportunity to defend the same at its or their own expense and with counsel of its or their own selection; provided that the party seeking indemnification shall at all times also have the right to fully participate in the defense at its expense. If the other party shall within a reasonable time after this notice fail to defend, the party seeking indemnification shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the other party. A party obligated to provide indemnification hereunder shall satisfy its or their indemnification obligations in cash within thirty (30) days after receipt of notice of a claim from the other party, or if with respect to a third party claim being defended in good faith by the party with the indemnification obligation, upon resolution of such claim and in any event not later than the rendering of a judgment by a court or other tribunal with respect to such claim.

               (d) In the event Seller and Stockholders should refuse or fail to indemnify Buyer pursuant to any indemnification obligation under this Agreement, Buyer shall have the right to set-off and deduct the amount of such obligation from any amounts now or hereafter owed by Buyer to Seller and Stockholders under any agreement (including shares of Common Stock of USI which may otherwise be issuable pursuant to the Earn Out) or obligation (other than base salary due under the Employment Agreements) and/or the Buyer shall have the right to proceed directly against Seller or Stockholders for the indemnity obligation.

          10.2 Employees. Seller and Stockholders will terminate the employment of each of their employees, effective at 12:01 a.m. on the day following the date hereof, and will pay all liabilities relating to its employment of and termination of such employees. Seller shall assist Buyer in the orderly transition and immediate re-employment by Buyer of such of Seller's employees designated by Buyer.

          10.3 Taxes. Except as set forth on Schedule 10.3, Seller shall file and pay all withholding tax reports for all periods ending prior to and on the date hereof, shall file and pay all taxes for such periods and will be entitled to any refunds of withholding taxes paid by it with respect to such periods.

          10.4 Name Change. Within fifteen (15) days of the Closing Date Seller shall take all necessary steps to change the name of Seller, including amending its Articles of Incorporation. Seller further agrees that it shall not use any confusingly similar name and that all rights and goodwill associated with its name are being transferred to Buyer hereunder.

     11.  MISCELLANEOUS.

          11.1 Brokers. Each of the parties represents and warrants that it or he has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it or he knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

          11.2 Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

          11.3 Assignments. No party shall assign his or its rights and/or obligations hereunder without the prior written consent of each other party to this Agreement, except that Buyer may freely assign this Agreement (and any of the Exhibits hereto) and its rights and obligations hereunder (or thereunder) to any corporation controlled by, controlling, under common control with, or otherwise affiliated to, the Buyer.

          11.4 Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

          11.5 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:
If to Buyer:

2300 Glades Road
Suite 440 West
Boca Raton, FL 33431
Attn: David A. Farrow, President

With a Copy to:

Donald E. Thompson, II, Esq.
Proskauer Rose Goetz & Mendelsohn
LLP
2255 Glades Road, Suite 340 West
Boca Raton, Florida 33431
(407) 241-4145 Facsimile

If to Seller or Stockholders:

Duratech Industries, Inc.
P. O. Box 536
Lake Odessa, MI  48849
Attn:  Allen L. Cockrum, President

With a Copy to:

John Sommerdyke, Esq.
Miller, Johnson, Snell & Cummiskey,
P.L.C.
800 Calder Plaza Building
Grand Rapids, Michigan  49503
(618) 459-6708 Facsimile

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

          11.6 Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however that the representations and warranties set forth in this Agreement shall only survive for a period of two years from the Closing Date, except that:

               (a) the representations and warranties set out in Sections 2.5, 2.9 and 2.13 shall survive and continue in full force and effect without limitation of time;

               (b)  the representations and warranties set out in Sections
2.17 and 2.18 shall survive and continue in full force and effect until the third anniversary of the Closing Date;

               (c)  the representations and warranties set out in Section
2.2 shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to the Seller, provided the Seller; respectively, did not file any waiver or other document extending such period; and

               (d) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or intentional misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

          11.7 Specific Performance. Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

          11.8 Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

          11.9 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

          11.10Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

          11.11Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties, including without limitation, the Letter Agreement.

          11.12Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     IN WITNESS WHEREOF, the parties of this Agreement have duly executed it on the day and year first written.

WITNESSES:







"BUYER"

EARTH CARE PRODUCTS OF THE MIDWEST,
INC.


By:
Its:






"SELLER"

DURATECH INDUSTRIES, INC.


By:
Its:






"STOCKHOLDERS"



Allen Cockrum


Mark Rogers


Michael Enden

The undersigned hereby executes this Agreement for the sole purpose of joining in the representations and warranties set forth in Section 2.13 of the Agreement and the provisions of Section 7.2 of the Agreement.




Barry Hilligan


The undersigned hereby executes this Agreement for the sole purpose of being jointly and severally liable with the Buyer after the Closing Date with respect to the Outstanding Bank Obligation and the forklift leases with Citicorp Dealer Finance described on Schedule 1.4(c) and for purposes of agreeing to the terms of Sections 7.1 and 7.2 hereof.




"USI"

U. S. PLASTIC LUMBER, INC.



By:
Its: